Exhibit 99.1

Zhone Technologies, Inc. Reports Third Quarter 2004 Financial Results

    OAKLAND, Calif.--(BUSINESS WIRE)--Oct. 18, 2004--Zhone Technologies, Inc. (Nasdaq:ZHNE), the first company dedicated to building total-delivery solutions for voice, data and content services worldwide, today reported its results for the third quarter ended September 30, 2004.
    Revenue for the third quarter of 2004 was $27.0 million, compared with $22.2 million for the third quarter of 2003. Net loss for the third quarter of 2004, calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), was $11.0 million, including charges associated with the acquisition of Sorrento Networks, compared with a net loss of $3.5 million applicable to common shareholders for the third quarter of 2003. Net loss calculated on a non-GAAP basis was $5.3 million for the third quarter of 2004, compared to a non-GAAP net loss of $2.0 million for the third quarter of 2003. A reconciliation between net loss calculated on a GAAP basis and a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.
    Revenue for the first nine months of 2004 was $69.1 million, compared with $59.8 million for the first nine months of 2003. Net loss for the first nine months of 2004 calculated in accordance with GAAP was $31.8 million, compared with a net loss of $23.5 million applicable to common shareholders for first nine months of 2003. Net loss calculated on a non-GAAP basis was $14.5 million for the first nine months of 2004, compared to a non-GAAP net loss of $19.9 million for the first nine months of 2003.
    "We delivered solid financial performance during the quarter despite a challenging environment," said Mory Ejabat, Chairman and Chief Executive Officer of Zhone. "We continue to see growth in our core SLMS business and increasing interest in our product solutions. We currently expect our operating expenses to decrease next quarter, keeping us on track to achieve profitability on a non-GAAP pro forma basis in the near future."
    Zhone will hold a conference call today, October 18, 2004, at approximately 2:00 p.m. Pacific Time to review its third quarter results. The call is open to the public by dialing 800-659-1942 for U.S. callers and 617-614-2710 for international callers and entering the passcode 68510488.
    Zhone has also scheduled this event to be broadcast live via webcast. To access this webcast please go to the Investor Relations section of the Zhone website at www.zhone.com/about/investors/. A replay of the webcast will be available on the website for at least 30 days. Additional investor information can be accessed at www.zhone.com or by calling Zhone's Investor Relations Department at 510-777-7013.

    Non-GAAP Financial Measures

    Non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company's operational performance, including the company's ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the company's historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to supplemental information used by management in its financial and operational decision-making. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this news release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this news release.

    Forward-looking statements

    Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Specifically, statements regarding growth, profitability, increased interest in our product solutions, and expectations regarding our future operating expenses are forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry, the company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, higher than anticipated expenses that the company may incur in future quarters, or the impact of any future acquisitions and any unanticipated charges. In addition, please refer to the risk factors contained in Zhone's SEC filings available at www.sec.gov for other important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update publicly or revise any forward-looking statements.

    About Zhone Technologies, Inc. (Zhone)

    Zhone (Nasdaq:ZHNE) designs and manufactures network equipment for network operators worldwide. Zhone's products allow network operators to deliver a rich array of voice, data, video, and entertainment services over their existing networks while simultaneously retooling for converged packet based voice (VoIP) and video (IPTV) over copper or fiber access lines.
    Zhone's advanced networking solutions include the Single Line Multi-Service architecture (SLMS(TM)), Multi-Access Line Concentrator (MALC(TM)), Raptor(TM) ATM/IP DSLAMs, Zhone Residential Gateways (ZRG(TM)), GigaMux(TM) Optical Transport Systems and Zhone Management System (ZMS(TM)). With deployments at over 300 carriers including among some of the world's largest networks, Zhone has enabled network operators to reinvent their businesses. For more information, please visit http://www.zhone.com.

    Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.
Copyright 2004 Zhone Technologies, Inc. All rights reserved.



                       ZHONE TECHNOLOGIES, INC.
       Unaudited Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------

Net revenue                     $27,006   $22,240   $69,066   $59,849
Cost of revenue                  15,603    12,118    39,332    33,014
Stock-based compensation             33       131       181      (155)
                               --------- --------- --------- ---------
Gross profit                     11,370     9,991    29,553    26,990
                               --------- --------- --------- ---------
Operating expenses:
    Research and product
     development                  5,705     5,513    17,306    15,711
    Sales and marketing           6,825     4,513    16,670    13,061
    General and administrative    3,429     1,228     8,849     3,152
    Purchased in-process
     research and development     2,446        --     8,631        --
    Litigation settlement            --     1,600        --     1,600
    Stock-based compensation        338       763     1,265      (667)
    Amortization and impairment
     of intangible assets         2,862     2,053     7,270     5,889
                               --------- --------- --------- ---------
         Total operating
          expenses               21,605    15,670    59,991    38,746
                               --------- --------- --------- ---------
         Operating loss         (10,235)   (5,679)  (30,438)  (11,756)
Other income (expense), net        (798)     (879)   (1,222)   (1,964)
                               --------- --------- --------- ---------
         Loss before income
          taxes                 (11,033)   (6,558)  (31,660)  (13,720)
Income tax provision (benefit)      (26)   (3,064)      143    (2,967)
                               --------- --------- --------- ---------
         Net loss               (11,007)   (3,494)  (31,803)  (10,753)
Accretion on preferred stock         --        --        --   (12,700)
                               --------- --------- --------- ---------
         Net loss applicable to
          holders of common
          stock                $(11,007)  $(3,494) $(31,803) $(23,453)
                               ========= ========= ========= =========
Basic and diluted net loss per
 share applicable to holders of
 common stock                    $(0.12)   $(0.49)   $(0.38)   $(3.42)
Weighted average shares
 outstanding used to compute
 basic and diluted net loss per
 share applicable to holders of
 common stock                    93,767     7,149    82,998     6,851

Reconciliation between GAAP net
 loss and non-GAAP net loss as
 follows:
GAAP net loss                  $(11,007)  $(3,494) $(31,803) $(23,453)
Purchased in-process research
 and development                  2,446        --     8,631        --
Litigation settlement                --     1,600        --     1,600
Non-recurring tax benefit            --    (3,064)       --    (3,064)
Stock-based compensation            371       894     1,446      (822)
Amortization and impairment of
 intangible assets                2,862     2,053     7,270     5,889
                               --------- --------- --------- ---------
Non-GAAP net loss               $(5,328)  $(2,011) $(14,456) $(19,850)
                               ========= ========= ========= =========

Revenue by product line:
    SLMS                          5,612     4,449    19,552    14,406
    Legacy and Service           17,183    17,791    45,303    45,443
    Optical Transport             4,211        --     4,211        --
                               --------- --------- --------- ---------
                                $27,006   $22,240   $69,066   $59,849
                               ========= ========= ========= =========


               ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
            Unaudited Condensed Consolidated Balance Sheets
                            (In thousands)

                                            September 30, December 31,
                                                2004          2003
                                            ------------- ------------

                  Assets
Current assets:
    Cash, cash equivalents and short-term
     investments                                 $68,618      $98,256
    Accounts receivable                           19,367       10,693
    Inventories                                   37,165       24,281
    Prepaid expenses and other current
     assets                                        9,588        3,905
                                            ------------- ------------
         Total current assets                    134,738      137,135
Property and equipment, net                       23,217       22,585
Goodwill                                         157,792      100,337
Other acquisition-related intangible assets       20,709       12,877
Restricted cash                                      758          622
Other assets                                         817        1,013
                                            ------------- ------------
         Total assets                           $338,031     $274,569
                                            ============= ============
   Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                             $17,576      $19,998
    Line of credit                                14,500        4,800
    Current portion of long-term debt              1,523        1,351
    Accrued and other liabilities                 22,869       28,685
                                            ------------- ------------
         Total current liabilities                56,468       54,834
    Long-term debt, less current portion          46,552       32,040
    Other long-term liabilities                    1,599          816
                                            ------------- ------------
         Total liabilities                       104,619       87,690
                                            ------------- ------------
Stockholders' equity:
    Common stock                                      94           77
    Additional paid-in capital                   862,229      787,567
    Other stockholders' equity                    (1,351)      (5,008)
    Accumulated deficit                         (627,560)    (595,757)
                                            ------------- ------------
         Total stockholders' equity              233,412      186,879
                                            ------------- ------------
         Total liabilities and
          stockholders' equity                  $338,031     $274,569
                                            ============= ============


    CONTACT: Zhone Technologies, Inc.
             Investor Relations, 510-777-7013
             investor-relations@zhone.com
             Jessica Mullens, 510-777-7020 (Media)
             jmullens@zhone.com